EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Datalink Corporation of our reports dated March 13, 2015, relating to our audits of the financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Datalink Corporation for the year ended December 31, 2014.

/s/ McGladrey LLP

Minneapolis, Minnesota

August 14, 2015